Financial Markets

280 Bishopsgate

London EC2M 4RB

November 29, 2006

To:	RALI Series 2006-QS16 Trust

Deutsche Bank Trust Company Americas
not in its individual capacity but solely in its capacity as Trustee for the benefit of RALI Series 2006-QS16 Trust

1761 East St. Andrew Place
Santa Ana, California 92705

Attn:	Trust Administration – RF06QG
Telephone:	714-247-6000
Fax:	714-656-2625

cc:	Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Attn:	Melizza Stotler
Telephone	203-618-2576
Fax:	203-618-2580

From:	The Royal Bank of Scotland plc

Our Reference Number:	IRG16110715.2A/.2B

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between RALI Series 2006-QS16 Trust acting through Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as Trustee for the benefit of RALI Series 2006-QS16 Trust and The Royal Bank of Scotland plc, a company limited by shares incorporated under the laws of Scotland (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”).pursuant to the Standard Terms of the Pooling and Servicing Agreement, dated as of November 1, 2006, among Residential Accredit Loans, Inc., as Depositor (“RALI”), Residential Funding Company, LLC, as Master Servicer (“RFC”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) as supplemented by the Series Supplement dated as of November 1, 2006 (together, the “Pooling and Servicing Agreement”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, “Party A” means The Royal Bank of Scotland plc, and “Party B” means RALI Series 2006-QS16 Trust for which Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as Trustee, is acting for the benefit of RALI Series 2006-QS16 Trust.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Terms capitalized but not defined herein or in the Definitions incorporated herein shall have the respective meanings attributed to them in the Pooling and Servicing Agreement.

1

This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the “Form Master Agreement”). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)

Non-Reliance Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction. Notwithstanding the foregoing, in the case of Party B, it has entered into this Transaction pursuant to the direction received by it pursuant to the Pooling and Servicing Agreement.

(b)

Evaluation and Understanding It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction and, in the case of Party B, the Trustee has been directed pursuant to the Pooling and Servicing Agreement to enter into this Transaction.

(c)	Status of Parties The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.
2	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount as set forth on Schedule A attached hereto.
Trade Date:	October 18, 2006

Effective Date:	November 29, 2006

Termination Date:	July 25, 2010

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	November 29, 2006

Fixed Amount:	USD 299,000

Floating Amounts:	To be determined in accordance with the following formula: Greater of (i) (Floating Rate minus Strike Rate) *Notional Amount* Floating Rate Day Count Fraction, and (ii) zero.

Floating Rate Payer:	Party A

Strike Rate:	5.45%

Floating Rate Payer Period End Dates:	The 25th of each Month, commencing on December 25, 2006 and ending on the Termination Date subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be 1 Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Option:

USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than 8.95%, then the Floating Rate Option for such Calculation Period shall be deemed to be 8.95%.

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	30/360

Reset Dates:	First day of each Calculation Period.

Business Days:	New York

3	Form Master Agreement
(a)	“Specified Entity” means, in relation to Party A, for the purpose of Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

(b)	“Specified Entity” means, in relation to Party B, for the purpose of Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.
(c)	“Specified Transaction” will have the meaning specified in Section 14 of the Form Master Agreement.
(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Form Master Agreement will not apply to Party A or to Party B.
(e)	The “Automatic Early Termination” provision of Section 6(a) of the Form Master Agreement will not apply to Party A or to Party B.
(f)

The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(g)	The phrase “Termination Currency” means United States Dollars.
(h)	For the purpose of Section 6(e) of the Form Master Agreement, Market Quotation and Second Method will apply.
(i)

The Events of Default specified under Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the Form Master Agreement will not apply to Party A or to Party B. With respect to Party B only, the provisions of Section 5(a)(vii) clause 2 will not be applicable.

Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.

4	Recording of Conversations

Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents.

5	Credit Support Document

In relation to Party A: Not Applicable.

In relation to Party B: Not Applicable.

6	Credit Support Provider

In relation to Party A: Not Applicable.

In relation to Party B: Not Applicable.

7	Account Details

Account for payments to Party A:

For the account of:

The Royal Bank of Scotland

Financial Markets Fixed Income and Interest Rate

Derivative Operations,

London

SWIFT RBOSGB2RTCM

with JPMorgan Chase Bank, New York

CHASUS33

ABA Number: 021000021

Account Number: 400930153

Account for payments to Party B:

Deutsche Bank Trust Company Americas

ABA Number: 021001033

Account Number: 01419663

Reference: Account Name: NYLTD Funds Control-Stars West

Ref.: RALI Series 2006-QS16

8	Offices
The Office of Party A for this Transaction is:	London

The Office of Party B for this Transaction is:	Santa Ana, California

9	Additional Provisions
(a)

Fully-Paid Transactions Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement (“X”) shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party (“Y”) is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a), excluding Section 5(a)(vii), of the Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and (ii) Y shall be entitled to designate an Early Termination Date (a) pursuant to Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Form Master Agreement with respect to Y as the Affected Party.

(b)

If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall, within (30) days of such Ratings Event subject to the Rating Agency Condition (as hereinafter defined) at its own expense (unless, within 30 days of such Ratings Event, each of Standard and Poor’s, a Division of McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) (each a “Rating Agency”) has reconfirmed the rating of the Certificates which was in effect immediately prior to such Ratings Event), (i) assign this

Transaction hereunder to a third party that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, (ii) obtain a guaranty of Party A’s obligations under this Transaction from a third party that meets or exceeds the Approved Ratings Threshold, in form and substance or (iii) post collateral. For purposes of this Transaction, a “Ratings Event” shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least “F-1” by Fitch (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider’s) or its long-term unsecured and unsubordinated debt is rated “A-1 On Watch for Downgrade” or lower by Moody’s or its short-term unsecured and unsubordinated debt is rated “P1 On Watch for Downgrade” or lower by Moody’s such ratings being referred to herein as the “Approved Ratings Thresholds.” If (a) Party A’s (or any applicable credit support provider’s) long-term unsecured and unsubordinated debt ceases to be rated at least “BBB-” or Party A’s (or any applicable credit support provider’s) short-term unsecured and unsubordinated debt ceases to be rated at least “A-3” or is withdrawn by S&P or (b) Party A’s (or any applicable credit support provider’s) long-term unsecured and unsubordinated debt is rated at “A3” or lower or Party A’s (or any applicable credit support provider’s) short-term unsecured and unsubordinated debt is rated “P2” or lower by Moody’s then Party A shall, within (10) days of such downgrade or withdrawal, subject to the Rating Agency Condition (as hereinafter defined) and date its own expense (i) assign this Transaction hereunder to a third party that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Thresholds on terms substantially similar to this Confirmation or (ii) obtain a guaranty of Party A’s obligations under this Transaction from a third party that meets or exceeds the Approved Ratings Threshold. “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each of the Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

10	Additional Termination Event

The failure by Party A to comply with Section 9(b) hereof shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

11	Waiver of Right to Trial by Jury

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

12	Eligible Contract Participant

Each party represents to the other party that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

13	Notice by Facsimile Transmission

Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical “(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system).”

14	Representations

Party B represents that: (a) the Trustee has been directed pursuant to the Pooling and Servicing Agreement to enter into this Transaction (including the Form Master Agreement) and to perform certain obligations hereunder (and thereunder); (b) the Transaction and the performance of its obligations hereunder (and under the Form Master Agreement) do not violate any material obligation of such Party; (c) as of the date hereof, all conditions precedent to the issuance of the Certificates have been satisfied or waived; (d) each of the Pooling and Servicing Agreement and the other transaction documents related thereto (the “Transaction Documents”) to which it is a party has been duly authorized, executed and delivered by it; (e) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party constitutes the legal, valid and binding obligations of Party B, enforceable against Party B in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors’ rights generally; (f) the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party, except such as may have been delivered to Party A and to Party B; (g) to the best of its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (h) the Trustee executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15	Multibranch Party

For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party, and may act through its London Office or such other Office as may be agreed to by the parties in connection with a Transaction; and (b) Party B is not a Multibranch Party.

16	USA Patriot Act Notice

Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Patriot Act. Upon request by Party A, Party B shall promptly provide such information.

17	Other Provisions
(a)	Calculation Agent If applicable, the Calculation Agent is Party A.
(b)	Addresses for notices

With respect to Party A:

Address:	The Royal Bank of Scotland plc
c/o RBS Financial Markets
Level 7, 135 Bishopsgate
London EC2M 3UR

Attn: Head of Legal, Financial Markets
Telephone: 44-207-085-5000
Fax: 44-207-085-8411

With a copy to:

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Attn: Legal Department–Derivatives Documentation
Telephone: 203-618-2576
Fax: 203-618-2533/34

With respect to Party B:

Address:	Deutsche Bank Trust Company Americas
1761 East St. Andrew Place
Santa Ana, California
Attention: Trust Administration - RF06QG

(c)	For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.
(d)	Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.
(e)	This Transaction shall not be amended or modified pursuant to Section 9(b) of the Form Master Agreement unless the Rating Agency Condition is satisfied.
(f)	Payer Representations For the purpose of Section 3(e) of the Form Master Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Form Master Agreement) to be made by it to the other party under the Form Master Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Form Master Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Form Master Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(g)	Payee Representations For the purpose of Section 3(f) of the Form Master Agreement, Party A and Party B make the following representations:

Party A represents that:

(i)	It is a tax resident of the United Kingdom.
(ii)

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person.

(iii)

In respect of each Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

(iv)

In respect of all other Transactions or portions thereof, no such payment received or to be received by it in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

Party B represents that:

(i)	Deutsche Bank Trust Company Americas is the Trustee under the Pooling and Servicing Agreement.
(ii)	Party B is a domestic trust and not a foreign trust for United States tax purposes.
(h)	For the purpose of Section 4(a)(i) and (ii) of the Form Master Agreement, each Party agrees to deliver the following documents as applicable:
(a)	Tax forms, documents or certificates to be delivered are:
Party Required to deliver Document	Form/Document/Certificate	Date by which to be Delivered
Party B	An executed U.S. Internal Revenue Service Form W-9 (or any successor thereto).

Promptly after the earlier of (i) reasonable demand by Party A or (ii) upon actual knowledge that any such form is required or that such form previously provided to Party A has become obsolete or incorrect.

(b)	Other documents to be delivered are:
Party Required to deliver Document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation
Party A and Party B.	Incumbency certificate or other documents evidencing the authority of the party entering into this agreement or any other document executed in connection with this agreement.	Concurrently with the execution of this agreement or of any other documents executed in connection with this agreement	Yes.
Party A.	Legal opinion from counsel to Party A concerning due authorization, enforceability and related matters, addressed to Party B and acceptable to Party B.	Concurrently with the execution of this agreement, or within 2 New York Business Days of the execution of this agreement.	No.
Party A, RFC and RALI.	Indemnification agreement executed by Party A, RFC and RALI with respect to information included in any prospectus supplement related to the Class A-3 Certificates.	Concurrently with printing of any prospectus supplement related to the Class A-3 Certificates.	No.
Party A	Any document required to be delivered pursuant to section 18 of this Confirmation within the Response Period set forth in section 18	As provided for in section 18	Yes.

(i)	“Affiliate” will have the meaning specified in Section 14 of the Form Master Agreement; provided, however, that Party B shall be deemed not to have any Affiliates for purposes of this Transaction.
(j)

Party A hereby agrees that it will not, prior to the date that is one year and one day (or, if longer, the applicable preference period) after all Certificates (as such term is defined in the Pooling and Servicing Agreement) issued by Party B pursuant to the Pooling and Servicing Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced.

(k)

Notwithstanding anything herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Deutsche Bank Trust Company Americas, not individually or personally but solely as trustee (“Trustee”), in the exercise of the powers and authority conferred and vested in it and that Trustee shall perform its duties and obligations hereunder in accordance with the standard of care set forth in Article VIII of the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by Trustee but is made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability on Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve Trustee from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein, and (iv) under no circumstances shall Trustee be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B hereunder or any other related documents.

(l)	The Form Master Agreement is hereby amended as follows:

The word “third” shall be replaced by the word “second” in the third line of Section 5(a)(i) of the Form Master Agreement.

(m)

Severability If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n)

Notwithstanding anything to the contrary contained herein, none of Party B or any of its officers, directors, or shareholders (the “Non-recourse Parties”) shall be personally liable for the payment by or on behalf of RALI 2006-QS16 Trust hereunder, and Party A shall be limited to a proceeding against the collateral or against any other third party other than the Non-recourse Parties, and Party A shall not have the right to proceed directly against RALI 2006-QS16 Trust for the satisfaction of any monetary claim against the Non-recourse Parties or for any deficiency judgment remaining after foreclosure of any property included in such collateral and following the realization of the collateral, any claims of Party A shall be extinguished.

18	Compliance with Regulation AB
(a)

Party A has been advised that RFC and RALI are required under Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (“Regulation AB”), to disclose certain financial information regarding Party A depending on the applicable “significance percentage” of this Confirmation, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(b)

It shall be a Cap Disclosure event (“Cap Disclosure Event”) if, at any time after the date hereof while RFC and RALI have reporting obligations with respect to this Transaction pursuant to Regulation AB, RFC or RALI notifies Party A that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by Party A and any of its affiliates to Party B (collectively, the “Aggregate Significance Percentage”) is 9% or more.

(c)

Upon the occurrence of a Cap Disclosure Event while RFC or RALI have reporting obligations with respect to this Transaction pursuant to Regulation AB, Party A, at its own cost and expense (and without any expense or liability to RFC or RALI) shall take one of the following actions:

(i)

provide to RFC and RALI: (x) if the Aggregate Significance Percentage is 9% or more, but less than 10%, within twenty-five (25) Business Days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (y) if the Aggregate Significance Percentage is 10% or more, but less than 20%, within five (5) Business Days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB or (z) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or

(ii)

assign its rights and delegate its obligations under this Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (c)(i) above to RFC and RALI and (y) enters into documentation substantially similar to the documentation then in place between Party A and Party B.

(d)

For so long as the Aggregate Significance Percentage is 10% or more RFC and RALI have reporting obligations with respect to this Transaction, Party A shall provide any updates to the information provided pursuant to clause (c)(i) above to RFC and RALI within ten (10) Business Days following the availability thereof (but in no event more than 60 days after the end of each of Party A’s fiscal quarter for any quarterly update, and in no event more than 90 days after the end of Party A’s fiscal year for any annual update).

(e)

All information provided pursuant to clause (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). The parties hereto acknowledge that electronic files in Adobe Acrobat format will be deemed to satisfy the requirements of this Paragraph 19. In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s Accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

[remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to us. Failure to respond within such period shall not affect the validity or enforceability of this Transaction.

Yours sincerely,

The Royal Bank of Scotland plc

By: Greenwich Capital Markets, Inc., its agent

By: /s/ Deborah Pleiter
Name: Deborah Pleiter
Title: Vice President

Confirmed as of the date above:

RALI Series 2006-QS16 Trust

By: Deutsche Bank Trust Company Americas not in its individual capacity but solely in its capacity as Trustee for the benefit of RALI 2006-QS16 Trust

By: /s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

Schedule A to the Confirmation dated as of November 29, 2006

Re: Reference Number IRG16110715.2A/.2B

Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention

From and Including	To but excluding	Notional Amount (USD)	Cap Rate (%)
25-Nov-06	25-Dec-06	100,000,000.00	5.45
25-Dec-06	25-Jan-07	98,367,109.28	5.45
25-Jan-07	25-Feb-07	96,567,109.28	5.45
25-Feb-07	25-Mar-07	94,767,109.28	5.45
25-Mar-07	25-Apr-07	92,967,109.28	5.45
25-Apr-07	25-May-07	91,167,109.28	5.45
25-May-07	25-Jun-07	89,367,109.28	5.45
25-Jun-07	25-Jul-07	87,567,109.28	5.45
25-Jul-07	25-Aug-07	85,767,109.28	5.45
25-Aug-07	25-Sep-07	83,967,109.28	5.45
25-Sep-07	25-Oct-07	82,167,109.28	5.45
25-Oct-07	25-Nov-07	80,367,109.28	5.45
25-Nov-07	25-Dec-07	78,567,109.28	5.45
25-Dec-07	25-Jan-08	76,767,109.28	5.45
25-Jan-08	25-Feb-08	74,967,109.28	5.45
25-Feb-08	25-Mar-08	72,748,870.10	5.45
25-Mar-08	25-Apr-08	68,870,802.24	5.45
25-Apr-08	25-May-08	65,104,939.72	5.45
25-May-08	25-Jun-08	61,449,194.72	5.45
25-Jun-08	25-Jul-08	57,901,518.17	5.45
25-Jul-08	25-Aug-08	54,459,899.04	5.45
25-Aug-08	25-Sep-08	51,122,363.66	5.45
25-Sep-08	25-Oct-08	47,886,974.97	5.45
25-Oct-08	25-Nov-08	44,751,831.88	5.45
25-Nov-08	25-Dec-08	41,715,068.63	5.45
25-Dec-08	25-Jan-09	38,774,854.08	5.45
25-Jan-09	25-Feb-09	35,929,391.10	5.45
25-Feb-09	25-Mar-09	33,176,915.94	5.45
25-Mar-09	25-Apr-09	30,515,697.59	5.45
25-Apr-09	25-May-09	27,944,037.22	5.45
25-May-09	25-Jun-09	25,460,267.53	5.45
25-Jun-09	25-Jul-09	23,062,752.20	5.45
25-Jul-09	25-Aug-09	20,749,885.31	5.45
25-Aug-09	25-Sep-09	18,520,090.77	5.45
25-Sep-09	25-Oct-09	16,371,821.76	5.45
25-Oct-09	25-Nov-09	14,303,560.24	5.45
25-Nov-09	25-Dec-09	12,313,816.32	5.45
25-Dec-09	25-Jan-10	10,401,127.83	5.45
25-Jan-10	25-Feb-10	8,564,059.78	5.45
25-Feb-10	25-Mar-10	6,801,203.81	5.45
25-Mar-10	25-Apr-10	5,111,177.77	5.45
25-Apr-10	25-May-10	3,492,625.19	5.45
25-May-10	25-Jun-10	1,944,214.80	5.45
25-Jun-10	25-Jul-10	464,640.09	5.45